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                                                                    EXHIBIT 99.2



                                  ARTECON, INC.

                                VOTING AGREEMENT


        THIS VOTING AGREEMENT is entered into as of December 22, 1997 by and between ARTECON, INC., a California corporation ("Company"), and __________ ("Stockholder").

                                    RECITALS

        A. Company, STORAGE DIMENSIONS, INC., a Delaware corporation ("Parent"), and STORAGE ACQUISITION CORP., a California corporation and a wholly owned subsidiary of Parent ("Merger Sub"), are entering into an Agreement and Plan of Merger and Reorganization of even date herewith (as amended from time to time, the "Reorganization Agreement"; capitalized terms used but not otherwise defined in this Voting Agreement have the meanings assigned to such terms in the Reorganization Agreement), which provides (subject to the conditions set forth therein) for the merger of Merger Sub into the Company (the "Merger").

        B. As a condition to the willingness of Company to enter into the Reorganization Agreement, Company has required that Stockholder agree, and in order to induce Company to enter into the Reorganization Agreement Stockholder has agreed, to enter into this Voting Agreement.

                                    AGREEMENT

        The parties to this Voting Agreement, intending to be legally bound, agree as follows:

SECTION 1.     NO TRANSFER OF SUBJECT SHARES

        1.1 SUBJECT SHARES. "Subject Shares" shall mean: (i) all securities of the Parent (including shares of Parent Common Stock and all options, warrants and other rights to acquire shares of Parent Common Stock) Owned by Stockholder as of the date of this Agreement; and (ii) all additional securities of the Parent (including all additional shares of Parent Common Stock and all additional options, warrants and other rights to acquire shares of Parent Common Stock) of which Stockholder acquires Ownership during the period from the date of this Agreement through the Expiration Date (as defined below). For purposes of the foregoing sentence, Stockholder shall be deemed to "Own" or to have acquired "Ownership" of a security if Stockholder: (i) is the record owner of such security; or (ii) is the "beneficial owner" (within the meaning of Rule 13d-3 under the Exchange Act) of such security.




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        1.2 NO DISPOSITION OR ENCUMBRANCE OF SUBJECT SHARES.

            (a) Stockholder hereby covenants and agrees that, prior to the Expiration Date (as defined below), Stockholder will not, directly or indirectly, (i) offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of or transfer (or announce any offer, sale, offer of sale, contract of sale or grant of any option to purchase or other disposition or transfer of) any Subject Shares to any Person other than Company or Company's designee, (ii) create or permit to exist any Encumbrance with respect to any of the Subject Shares, (iii) reduce his beneficial ownership of, interest in or risk relating to any of the Subject Shares or (iv) commit or agree to do any of the foregoing.

            (b) As used in this Voting Agreement, the term "Expiration Date" shall mean the earlier of the date upon which the Reorganization Agreement is validly terminated or the date upon which the Merger becomes effective; provided, however, that the "Expiration Date" shall be the date 180 days following the date on which the Reorganization Agreement is validly terminated, if an Identified Termination occurs. For purposes of this Voting Agreement, an "Identified Termination" shall occur if:

                (i) the Reorganization Agreement is validly terminated by Parent or the Company pursuant to Section 9.1(d) or 9.1(e) of the Reorganization Agreement at any time after (A) an Acquisition Proposal has been made, submitted or announced (provided such Acquisition Proposal was not "publicly withdrawn" prior to the Parent Stockholders' Meeting or the Company Shareholders' Meeting, as applicable) or (B) the occurrence of a Parent Triggering Event or a Company Triggering Event (provided, if such Triggering Event is the result of an Acquisition Proposal, such Acquisition Proposal was not "publicly withdrawn" prior to the Parent Stockholders' Meeting or the Company Shareholders' Meeting, as applicable); or

                (ii) the Reorganization Agreement is validly terminated by Parent pursuant to Section 9.1(f) of the Reorganization Agreement.

        1.3 NO TRANSFER OF VOTING RIGHTS. Stockholder covenants and agrees that, prior to the Expiration Date, Stockholder will not deposit any of the Subject Shares into a voting trust or grant another proxy (except as provided herein) or enter into a voting agreement with respect to any of the Subject Shares.

SECTION 2. VOTING OF SUBJECT SHARES

        2.1 PRE-TERMINATION VOTING AGREEMENT. Stockholder hereby agrees that, prior to the Expiration Date, at any meeting of the stockholders of the Parent, however called, and in any written action by consent of stockholders of the Parent, unless otherwise directed in writing by Company, Stockholder shall vote the Subject Shares:




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            (a) in favor of the issuance of the Merger Shares, the Merger, the execution and delivery by the Parent of the Reorganization Agreement and the adoption and approval of the terms thereof and in favor of each of the other actions contemplated by the Reorganization Agreement and any action required in furtherance hereof and thereof;

            (b) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of Parent in the Reorganization Agreement; and

            (c) against the following actions (other than the Merger and the transactions contemplated by the Reorganization Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Parent or any subsidiary of the Parent; (B) any sale, lease or transfer of a material amount of assets of the Parent or any subsidiary of the Parent (other than in the ordinary course of business); (C) any reorganization, recapitalization, dissolution or liquidation of the Parent or any subsidiary of the Parent; (D) any change in a majority of the board of directors of the Parent; (E) any amendment to the Parent's articles of incorporation; (F) any material change in the capitalization of the Parent or the Parent's corporate structure; or (G) any other action which is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Reorganization Agreement or this Voting Agreement.

Prior to the Expiration Date, Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with clause "(i)", "(ii)" or "(iii)" of the preceding sentence.

        2.2 POST-TERMINATION VOTING AGREEMENT. If an Identified Termination occurs, then, prior to the Expiration Date, at any meeting of the stockholders of the Parent, however called, and in any written action by consent of stockholders of the Parent, unless otherwise directed in writing by Parent, Stockholder shall vote the Subject Shares (i) against any Acquisition Proposal and any related transaction or agreement and (ii) against any action which is intended, or could reasonably be expected, to facilitate the consummation of any Acquisition Transaction. Stockholder shall not enter into any agreement or understanding with any Person prior to the Expiration Date to vote or give instructions in any manner inconsistent with clause "(i)" or "(ii)" of the preceding sentence.




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        2.3 PROXY; FURTHER ASSURANCES.

            (a) Contemporaneously with the execution of this Voting Agreement, Stockholder shall deliver to Company a proxy in the form attached hereto as Exhibit A, which shall be irrevocable to the fullest extent permitted by law prior to the Expiration Date, with respect to the Subject Shares (the "Proxy").

            (b) Stockholder shall perform such further acts and execute such further documents and instruments as may reasonably be required to vest in Company the power to carry out and give effect to the provisions of this Voting Agreement.

SECTION 3. WAIVER OF APPRAISAL RIGHTS

        Stockholder hereby waives any rights of appraisal and any dissenters' rights that Stockholder may have in connection with the Merger.

SECTION 4.     NO SOLICITATION

        Stockholder covenants and agrees that, during the period commencing on the date of this Voting Agreement and ending on the Expiration Date, Stockholder shall not, directly or indirectly, and shall not authorize or permit any Representative of Stockholder, directly of indirectly, to: (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to an Acquisition Proposal; (ii) furnish any nonpublic information regarding Parent to any Person in connection with or in response to an Acquisition Proposal or potential Acquisition Proposal; (iii) engage in discussions with any Person with respect to any Acquisition Proposal; (iv) approve, endorse or recommend any Acquisition Proposal; or (v) enter into any letter of intent or other similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction. The foregoing provision shall not prevent Stockholder from acting in accordance with Stockholder's fiduciary duties as a director or officer of Parent, provided Stockholder complies with the provisions of Sections 5.3 and 5.4 of the Reorganization Agreement. Stockholder shall immediately cease any existing discussions with any Person that relate to any Acquisition Proposal.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

        Stockholder hereby represents and warrants to Company as follows:

        5.1 DUE AUTHORIZATION, ETC. Stockholder has all requisite power and capacity to execute and deliver this Voting Agreement and to perform his obligations hereunder. This Voting Agreement has been duly executed and delivered by Stockholder and constitutes a legal, valid and binding obligation of Stockholder, enforceable against




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Stockholder in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

        5.2 NO CONFLICTS, REQUIRED FILINGS AND CONSENTS.

            (a) The execution and delivery of this Voting Agreement by Stockholder do not, and the performance of this Voting Agreement by Stockholder will not: (i) conflict with or violate any order, decree or judgment applicable to Stockholder or by which he or any of his properties is bound or affected; or
(ii) result in any breach of or constitute a default (with notice or lapse of time, or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on the Subject Shares pursuant to, any Contract to which Stockholder is a party or by which Stockholder or any of his properties is bound or affected.

            (b) The execution and delivery of this Voting Agreement by Stockholder do not, and the performance of this Voting Agreement by Stockholder will not, require any Consent of any Person.

        5.3 TITLE TO SUBJECT SHARES. As of the date hereof, Stockholder Owns in the aggregate (including shares owned of record and shares owned beneficially) the number of issued and outstanding shares of Parent Common Stock set forth below Stockholder's name on the signature page hereof, and the number of options, warrants and other rights to acquire shares of Parent Common Stock set forth below Stockholder's name on the signature page hereof, and does not directly or indirectly Own, any shares of capital stock of the Parent, or any option, warrant or other right to acquire any shares of capital stock of the Parent, other than the shares and options, warrants and other rights set forth below Stockholder's name on the signature page hereof.

        5.4 ACCURACY OF REPRESENTATIONS. The representations and warranties contained in this Voting Agreement are accurate in all respects as of the date of this Voting Agreement, will be accurate in all respects at all times through the Expiration Date and will be accurate in all material respects as of the date of the consummation of the Merger as if made on that date.

SECTION 6. COVENANTS OF STOCKHOLDER

        6.1 FURTHER ASSURANCES. From time to time and without additional consideration, Stockholder will execute and deliver, or cause to be executed and delivered, such additional or further arrangements, proxies, consents and other instruments as Company may reasonably request for the purpose of effectively carrying out and furthering the intent of this Voting Agreement.




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        6.2 LEGEND. Immediately after the execution of this Voting Agreement,
Stockholder shall instruct Parent to cause each certificate of Stockholder evidencing the Subject Shares to bear a legend in the following form:

        THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, EXCHANGED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THE VOTING AGREEMENT DATED AS OF DECEMBER 22, 1997, AS IT MAY BE AMENDED, EXECUTED BY THE REGISTERED HOLDER OF THIS CERTIFICATE, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER.

SECTION 7. MISCELLANEOUS

        7.1 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties and agreements made by Stockholder and Company in this Voting Agreement shall promptly terminate upon the Expiration Date.

        7.2 INDEMNIFICATION. Without in any way limiting any of the rights or remedies otherwise available to Company, Stockholder shall hold harmless and indemnify Company from and against any damages suffered or incurred by Company and that arise from any breach of any representation, warranty, covenant or obligation of Stockholder contained herein.

        7.3 EXPENSES. All costs and expenses incurred in connection with the transactions contemplated by this Voting Agreement shall be paid by the party incurring such costs and expenses.

        7.4 NOTICES. Any notice or other communication required or permitted to be delivered to either party under this Voting Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party hereto):

               if to Stockholder:

                      at the address set forth below Stockholder's signature on the signature page hereto;




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               if to Company:

                      Artecon, Inc.
                      6305 El Camino Real
                      Carlsbad, CA 92009-1606
                      Attention:  Chief Executive Officer
                      Facsimile:  (760) 931-5527
                      with a copy to:

                      Cooley Godward LLP
                      4365 Executive Drive
                      Suite 1100
                      San Diego, CA  92121-2128
                      Attention: Thomas A. Coll, Esq.
                      Facsimile: (619) 453-3555

        7.5 SEVERABILITY. Any term or provision of this Voting Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Voting Agreement or affecting the validity or enforceability of any of the terms or provisions of this Voting Agreement in any other jurisdiction. If any provision of this Voting Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

        7.6 ENTIRE AGREEMENT. This Voting Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Voting Agreement shall be binding upon either party hereto unless made in writing and signed by both parties hereto. The parties hereto waive trial by jury in any action at law or suit in equity based upon, or arising out of, this Voting Agreement or the subject matter hereof.

        7.7 ASSIGNMENT, BINDING EFFECT. Neither this Voting Agreement nor any portion hereof shall be assignable (whether by operation of law or otherwise and including, for this purpose, a change in control as an assignment). Subject to the preceding sentence, this Voting Agreement shall be binding upon and shall inure to the benefit of (i) Stockholder and his heirs, successors and assigns and (ii) Company and its successors and assigns. Notwithstanding anything contained in this Voting Agreement to the contrary, nothing in this Voting Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective heirs, successors and




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assigns any rights, remedies, obligations or liabilities under or by reason of this Voting Agreement.

        7.8 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Voting Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that Company shall be entitled to an injunction or injunctions to prevent breaches of this Voting Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which Company is entitled at law or in equity.

        7.9 OTHER AGREEMENTS. Nothing in this Voting Agreement shall limit any of the rights or remedies of Company or any of the obligations of Stockholder under any Affiliate Agreement between Company and Stockholder.

        7.10 GOVERNING LAW. This Voting Agreement shall be governed in all respects by the laws of the State of California, as applied to contracts entered into and to be performed entirely within the State of Delaware.

        7.11 COUNTERPARTS. This Voting Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

        7.12 CONSTRUCTION.

            (a) Headings of the Sections of this Voting Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

            (b) For purposes of this Voting Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

            (c) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Voting Agreement.

            (d) As used in this Voting Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."




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            (e) Except as otherwise indicated, all references in this Voting
Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Voting Agreement and Exhibits to this Voting Agreement.















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        IN WITNESS WHEREOF, Company and Stockholder have caused this Voting
Agreement to be executed as of the date first written above.



                                  ARTECON, INC.



                                  By: _________________________________________
                                      Name:
                                      Title:


                                  STOCKHOLDER:


                                  _____________________________________________
                                      Name:
                                      Address: ________________________________

                                               ________________________________

                                               ________________________________

                                   Facsimile: _________________________________

                                          Number of issued and outstanding
                                          shares of Company Common Stock owned
                                          of record as of the date of this
                                          Voting Agreement:


                                          _____________________________________

                                          Number of additional issued and
                                          outstanding shares of Company Common
                                          Stock owned beneficially (but not of
                                          record) as of the date of this Voting
                                          Agreement:

                                          _____________________________________



                      [Signature page to Voting Agreement]





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                                          Number of options, warrants and other
                                          rights to acquire shares of Company
                                          Common Stock owned of record as of the
                                          date of this Voting Agreement:


                                          _____________________________________

                                          Number of additional options, warrants
                                          and other rights to acquire shares of
                                          Company Common Stock owned
                                          beneficially (but not of record) as of
                                          the date of this Voting Agreement:


                                          _____________________________________













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                                    EXHIBIT A

                            FORM OF IRREVOCABLE PROXY

                                IRREVOCABLE PROXY



The undersigned stockholder of Storage Dimensions, Inc., a Delaware corporation ("Parent"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes James L. Lambert, Tesfaye Hailemichael and Artecon, Inc, Inc., a California corporation ("Company"), and each of them, the attorneys and proxies of the undersigned with respect to (i) the shares of capital stock of Parent owned by the undersigned as of the date of this proxy, which shares are specified on the final page of this proxy and (ii) any and all other shares of capital stock of Parent which the undersigned may acquire after the date hereof. (The shares of the capital stock of Parent referred to in clauses (i) and (ii) of the immediately preceding sentence are collectively referred to as the "Shares.") Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and no subsequent proxies will be given with respect to any of the Shares.

        This proxy is irrevocable, is coupled with an interest and is granted in connection with the Voting Agreement, dated as of the date hereof, between Company and the undersigned (the "Voting Agreement"), and is granted in consideration of Company entering into the Agreement and Plan of Merger and Reorganization, dated as of the date hereof, among Parent, Storage Acquisition Corp., a California corporation and wholly owned subsidiary of Parent, and the Company (the "Reorganization Agreement"). Capitalized terms used but not otherwise defined in this proxy have the meanings ascribed to such terms in the Reorganization Agreement.

        The attorney and proxy named above will be empowered, and may exercise this proxy, to vote the Shares at any time until the earlier to occur of the valid termination of the Reorganization Agreement or the Effective Time at any meeting of the stockholders of Parent, however called, or in any written action by consent of stockholders of Parent:

        1. in favor of the issuance of the Merger Shares, the Merger, the execution and delivery by the Parent of the Reorganization Agreement and the adoption and approval of the terms thereof and in favor of each of the other actions contemplated by the Reorganization Agreement and any action required in furtherance hereof and thereof;

        2. against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of Parent in the Reorganization Agreement; and




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        3. against the following actions (other than the Merger and the transactions contemplated by the Reorganization Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Parent or any subsidiary of the Parent; (B) any sale, lease or transfer of a material amount of assets of the Parent or any subsidiary of the Parent (other than in the ordinary course of business); (C) any reorganization, recapitalization, dissolution or liquidation of the Parent or any subsidiary of the Parent; (D) any change in a majority of the board of directors of the Parent; (E) any amendment to the Parent's articles of incorporation; (F) any material change in the capitalization of the Parent or the Parent's corporate structure; or (G) any other action which is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Reorganization Agreement or this Voting Agreement.

        The undersigned stockholder may vote the Shares on all other matters.

        Any obligation of the undersigned hereunder shall be binding upon the heirs, successors and assigns of the undersigned (including any transferee of any of the Shares).















              [The Remainder of This Page Left Intentionally Blank]





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        This proxy shall terminate upon the Expiration Date.

Dated:  December 22, 1997

                                         STOCKHOLDER


                                         ______________________________________
                                         Name:


                                         Number of Shares of Company Common
                                         Stock owned of record as of the date
                                         of this proxy: _______________________





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